Exhibit 10.1

COOPERATION AGREEMENT

THIS COOPERATION AGREEMENT (this “Cooperation Agreement”) dated as of October 14, 2020 (the “Effective Date”), is by and among Magna International Inc. (“MAGNA”), Fisker Inc. (to be renamed “Fisker Group Inc.” after the Business Combination as defined below) (“Fisker” or, after the Business Combination, the “Surviving Corporation”) and Spartan Energy Acquisition Corp. (to be renamed “Fisker Inc.” after the Business Combination) (“Spartan” or, after the Business Combination, “New Fisker”). Each of Fisker, Spartan and MAGNA is referred to herein as a “Party” and referred to herein collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Fisker and MAGNA STEYR Fahrzeugtechnik AG & Co KG (“Magna Steyr”) have entered into a development services agreement dated October 2, 2020 (the “Development Agreement”) for the purpose of collaborating in relation to a vehicle developed by Fisker using parts of the all-electric platform of MAGNA or its affiliates (the “Platform”);

WHEREAS, this Cooperation Agreement for one or several contractual arrangements between MAGNA or one or more of its affiliates, as the case may be, on the one hand and Fisker, on the other hand (the “Operational Phase Agreements”), is made in connection with the Development Agreement and the intent of the Parties to develop a full electric vehicle;

WHEREAS, this Cooperation Agreement sets out certain of the terms and conditions of the Operational Phase Agreements envisaged to be entered into by and between the relevant parties;

WHEREAS, Fisker, Spartan and Spartan Merger Sub Inc. have entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of July 10, 2020 (the “Business Combination Agreement”), pursuant to which Spartan will acquire Fisker on the terms and subject to the conditions set forth therein (the “Business Combination”); and

WHEREAS, in connection with entering into this Cooperation Agreement, New Fisker, in recognition of MAGNA’s efforts as set forth in Section 3 below and elsewhere in this Cooperation Agreement, has agreed to issue to MAGNA (or to an affiliate of MAGNA designated by MAGNA) warrants to purchase shares of New Fisker following the consummation of the Business Combination.

NOW, THEREFORE, in consideration of the foregoing and the covenants, conditions and undertakings contained herein, the Parties agree as follows:

1. Platform Sharing Agreement. As soon as reasonably practical following the execution of this Cooperation Agreement, MAGNA shall cause Magna Steyr (or its applicable affiliate) to, and the Surviving Corporation shall, negotiate in good faith and use reasonable best efforts to enter into a mutually agreeable agreement (the “Platform Agreement”) containing terms and conditions pursuant to which Magna Steyr (or its affiliates) will provide the Surviving Corporation with E/E architecture and platform data (including the powertrain on platform level) pursuant to which Magna Steyr (or its affiliates) will provide the Surviving Corporation with a base platform for the Fisker vehicle. MAGNA agrees that the base platform license fee to be charged by Magna Steyr (or its affiliates) to Fisker will be discounted and calculated in accordance with the details set forth on the attached Schedule 1.

2. Initial Manufacturing Agreement. As soon as reasonably practical following the execution of this Cooperation Agreement, MAGNA shall cause Magna Steyr to, and the Surviving Corporation shall, negotiate in good faith and use reasonable best efforts to enter into a mutually agreeable agreement containing certain initial terms and conditions for the manufacture of the Fisker vehicle (the “Initial Manufacturing Agreement”). The Initial Manufacturing Agreement shall include the details set forth on the attached Schedule 2.

3. Detailed Manufacturing Agreement. As soon as reasonably practical following the execution of the Initial Manufacturing Agreement, MAGNA shall cause Magna Steyr to, and the Surviving Corporation shall, negotiate in good faith and use reasonable best efforts to enter into a mutually agreeable agreement containing or incorporating the terms agreed in the Initial Manufacturing Agreement as well as additional detailed terms for the manufacture of the Fisker vehicle, including as set forth on the attached Schedule 3 (the “Detailed Manufacturing Agreement”). MAGNA shall use commercially reasonable efforts to make available on reasonable terms the items set forth on the attached Schedule 4.

4. Warrant Issuance; Cooperation for Warrant Exercise.

a. On the terms and subject to the conditions set forth in this Cooperation Agreement, New Fisker shall issue to MAGNA (or to an affiliate of MAGNA designated by MAGNA), and MAGNA (or such affiliate) shall acquire from New Fisker, at the Closing (as defined below), warrants to purchase a number of shares of Class A Common Stock of New Fisker equal to six percent (6%) of the capital stock of New Fisker on a fully-diluted basis (which shall mean for these purposes, after giving effect to the deemed conversion or exercise of all options, warrants and other convertible securities of New Fisker outstanding on the issuance date; provided, however, that the “public warrants” sold as part of the units issued by Spartan in its initial public offering which closed on August 14, 2018 shall not be deemed to be exercised for these purposes) after giving effect to the Business Combination and issuance of the warrants to purchase such shares to MAGNA (the “Warrant Shares”), subject to adjustment in accordance with its terms, in the form attached hereto as Exhibit A (the “Warrants”). The issuance of the Warrants by New Fisker and the acquisition of the Warrants by Magna are referred to herein as the “Warrant Issuance.”

b. The closing of the Warrant Issuance (the “Closing”) shall take place as soon as practicable, but within no more than 15 days, following the closing of the Business Combination, or at such other time and place as New Fisker and MAGNA agree upon in writing. The Parties agree that the Closing is subject to the prior closing of the Business Combination, and that if the Business Combination does not close that neither Spartan nor Magna shall have any rights or obligations hereunder.

c. At the Closing, (i) New Fisker shall deliver, or cause to be delivered, to MAGNA the Warrants, dated as of the Closing and bearing appropriate legends as necessary to implement the provisions set forth herein and (ii) the Surviving Corporation and New Fisker shall take all action necessary for MAGNA to become a party to that certain Amended and Restated Registration Rights Agreement to be entered into in connection with the consummation of the Business Combination, the form of which is attached here as Exhibit B.

d. On the date hereof, to be effective as of the Business Combination, MAGNA will execute a lock-up agreement in the form attached hereto as Exhibit C.

e. If requested by MAGNA, each of the Parties shall take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) a notification and report form in connection with the potential exercise of the Warrants, as promptly as reasonably practicable after such request. Any such notification and report form shall be in substantial compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The Parties shall keep each other apprised of the status of any communications with and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the registrations and filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act. Subject to applicable laws relating to the sharing of information, each Party shall have the right to review in advance, and to the extent practicable each will consult the others on, all the information relating to such Party, as the case may be, and any of their respective affiliates, that appear in any notification and report form filed with, or written materials submitted to, the FTC or the DOJ in connection with the potential exercise of the Warrants.

5. Termination. The Parties hereby agree that upon any termination of the Business Combination Agreement, this Cooperation Agreement, and all rights and obligations of the Parties hereunder, shall automatically terminate in all respects (without any further action on the part of any Party hereto) and shall be of no further force or effect.

6. Miscellaneous.

a. The language of all documents and communication between the Parties shall be in English.

b. Any changes or amendment to this Cooperation Agreement, including a change or amendment of this clause, shall be made in writing signed by each of the Parties.

c. Each Party acknowledges that, by entering into this Cooperation Agreement, it does not rely on any statement, representation, assurance or warranty of any other person (whether a Party or not) other than as expressly set out in this Cooperation Agreement.

d. In the event that an individual provision of this Cooperation Agreement is or becomes legally ineffective, the validity of the remainder of this Cooperation Agreement shall remain unaffected thereby. The Parties are obliged within the scope of that which is reasonable to, in good faith, replace the ineffective provision by a valid provision which has the equivalent economic outcome provided that the content of the Cooperation Agreement is not thereby materially changed.

e. All exhibits to this Cooperation Agreement shall be deemed an indispensable part of this Cooperation Agreement. If there is a contradiction between this Cooperation Agreement and its exhibits, the provisions of this Cooperation Agreement shall govern.

f. No Party shall be entitled to retain any payments or set-off any claim, save and except that (i) it is required by order of any court or arbitral tribunal or (ii) the other Party has given its approval for such retention or set-off in writing.

g. No Party shall make statements to the public or to administrative agencies in advertising or in other forms of communication concerning the subject matter of this Cooperation Agreement, except with the prior written consent of the other Parties unless said statements are required by reason of applicable law such as securities requirements (including, without limitation, the requirements of the U.S. Securities and Exchange Commission and the rules and regulation promulgated thereby). Even in that case, each Party shall inform the other Parties in writing and in good time before the statement concerned and shall come to agreement with the other Parties, in each case to the extent permitted under applicable laws.

h. Except as provided in subsection (g) above, the Parties shall jointly coordinate any press conference, press release, public statement or other publicity, if any, about the existence or contents of this Cooperation Agreement, the transactions contemplated hereby or its subject matter (“Public Communication”). Any Public Communication must be agreed upon in writing by the Parties.

i. Any notice or written communication provided for in the Cooperation Agreement from one party to any other party shall be delivered by hand or sent by courier service delivered letter with a confirmation copy sent by courier service delivered letter as follows:

in the case of the Surviving Corporation:

Address: 1580 Francisco Street, Ste B, Torrance, CA 90501, California, USA

Attention: Purchasing & Legal Department Fisker

in the case of MAGNA:

Magna International Inc.

Address: 337 Magna Drive, Aurora, Ontario, L4G 7K1, Canada

Attention: Jason Wolkove

in the case of New Fisker:

Prior to the closing of the Business Combination:
Address: 9 West 57th Street, 43rd Floor, New York, NY 10019

Attention: Geoffrey Strong; Joseph Romeo

After the closing of the Business Combination:

Address: 1580 Francisco Street, Ste B, Torrance, CA 90501, California, USA

Attention: Purchasing & Legal Department Fisker

or to such other address as may from time to time be designated by a Party in accordance with this Section 6.

j. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) business days after the letter is given to the courier service. All notices and communications shall be sent to the Parties’ respective addresses set forth above, or to such other address as a Party may subsequently notify all other Parties in writing. For the purpose of this Cooperation Agreement, “business day” shall mean a day (other than a Saturday and Sunday) on which banks are generally open for normal banking business at any time between 9:00 am to 5:00 pm in the territory where the recipient of the communication is located.

k. Except as expressly set forth herein, this Cooperation Agreement (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

l. Nothing in this Cooperation Agreement shall be interpreted to establish or constitute a partnership of any kind between the Parties hereto for any purpose.

7. Governing Law; Dispute Resolution

a. This Cooperation Agreement shall exclusively governed by New York law, excluding its conflict of law rules.

b. Any dispute, controversy or claim arising out of or relating to this Cooperation Agreement or the breach, termination, enforcement, interpretation or validity thereof, including determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York before three arbitrators. Within 15 days after the commencement of arbitration, each Party shall select one person to act as arbitrator, and the two so selected shall select a third arbitrator within 30 days of the commencement of the arbitration. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with its rules. All arbitrators shall serve as neutral, independent and impartial arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction, provided that the foregoing shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may award declaratory or injunctive relief only in favor of the individual Party seeking relief and only to the extent necessary to provide relief warranted by that Party’s individual claim. The Parties agree that a Party may bring claims only in its individual capacity and not as a plaintiff or class member in any purported class or representative proceeding. Further, unless the Parties agree otherwise, the arbitrator may not consolidate more than one Party’s claims, and may not otherwise preside over any form of a representative or class proceeding. If applicable law precludes enforcement of any provisions of this Section 7(b) as to an individual claim for relief, then that claim (and only that claim) must be severed from any arbitration and may be brought in court. The Parties acknowledge that this Agreement evidence transactions involving interstate commerce. Notwithstanding Section 7(a) above, any arbitration conducted pursuant to the terms of this Cooperation Agreement shall be governed by the Federal Arbitration Act (9 U.S.C., Secs. 1-16). The Parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.

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IN WITNESS WHEREOF, the Parties have executed this Cooperation Agreement as of the Effective Date.

Fisker Inc.

By:	/s/ Henrik Fisker
Name:	Henrik Fisker
Title:	CEO
Date:	10/14/2020

Spartan Energy Acquisition Corp.

By:	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer
Date:

Magna International Inc.

By:	/s/ Vincent J. Galifi	By:	/s/ Swamy Kotagiri

Name:	Vincent J. Galifi	Name:	Swamy Kotagiri
Title:	Executive Vice-President and Chief Financial Officer	Title:	President
Date:		Date: